Exhibit 99.1

JAKKS Pacific Reports Fourth Quarter 2020 Financial Results

Substantial Progress on Improving Profitability

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 18, 2021--JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the fourth quarter and full-year ended December 31, 2020.

Fourth Quarter 2020

  Net sales were $128.3 million compared to $152.5 million last year
  Net sales were up 16% excluding declines in Frozen
  Gross margin of 32.8%, up 240 basis points vs. Q4 2019 driven by lower royalties and improved inventory management
  Highest Q4 gross margin percentage in ten years
  Net loss attributable to common stockholders of $11.7 million, improved from $20.6 million in Q4 2019

Full-Year 2020

  Gross margin percentage highest since 2016
  Operating margin percentage at highest level since 2015
  Net loss attributable to common stockholders of $15.5 million, improved from $56.0 million in 2019
  Adjusted EBITDA of $28.1 million up 49% vs. $18.9 million in 2019
  JAKKS’ inventories down 29% to $38.6 million compared to $54.3 million last year
  Toy retail POS at top three accounts up double digits for the year
  Retail inventories down over 25% at top three retail customers
  Strong liquidity of $126.6 million with unrestricted cash of $88 million and revolver availability of $38.6 million

Management Commentary

“Since JAKKS was founded over 26 years ago, we have focused on proven play patterns and working with license partners with highly recognizable brands, and we believe this focus served us well in 2020 as parents of kids spending so much more time at home were looking for products they knew and brands they trust,” said Stephen Berman, JAKKS Pacific’s Chairman and CEO. “As was the case throughout 2020, our fourth quarter results exceeded our expectations for sales, gross margin, operating income and adjusted EBITDA. We saw very strong sales increases in Disney Princess, Nintendo, Sonic the Hedgehog and Disguise costumes.

“Our efforts during the quarter, as they were all year, were directed at managing costs, ending 2020 with clean inventory, and preserving cash. This discipline allowed us to post the highest full year gross margin rate since 2016, and the highest fourth quarter gross margin rate in ten years. Despite lower sales, our higher gross margins and reduced SG&A expenses allowed us to post a fourth quarter operating profit for the first time since 2014. Our top three US customers in aggregate reported a double-digit increase in sell-through for 2020, and a reduction in retail inventories of over 25%. The decrease in our inventory and receivables, coupled with our significantly higher adjusted EBITDA allowed us to end the year with the lowest level of net debt since 2013.

“We expect that toy sales in 2021 will get a boost from a robust slate of entertainment content from our licensing partners, especially Disney. We will be releasing toys in support of Disney’s Raya and the Last Dragon and Encanto. In addition, we believe that the extraordinary success of Disney+ has given families all over the world year-round access to Disney content, which will help keep kids connected to the characters they love and to cherish the toys we make based on those characters. We expect 2021 to see a return to more normal patterns of shopping, gift-giving and celebrating Halloween. We believe our continued emphasis on core products, margin improvement and cash preservation will lead to improved results in 2021.”

Net sales for the fourth quarter 2020 were $128.3 million down 16% versus $152.5 million last year. The decline was driven primarily by lower sales of products related to Disney’s Frozen and Frozen 2, which were strong contributors to sales in the fourth quarter 2019. Net sales in the Toys/Consumer Products segment were down 19% globally, and were up 13% excluding Frozen merchandise. Net sales of Disguise Halloween costumes increased 91%.

Despite the sales decline, the net loss attributable to common stockholders improved to a loss of $11.7 million, or $2.55 per diluted share, compared to a loss of $20.6 million, or $6.95 per diluted share in the fourth quarter of 2019. Net loss in the fourth quarter of both 2020 and 2019 included several significant adjustments, including those related to changes in fair value of convertible senior notes and preferred stock derivative liability, intangibles impairment and other charges. Excluding such adjustments in both years, the adjusted net loss attributable to common stockholders (a non-GAAP measure) was a loss of $3.6 million, or $0.80 per diluted share in the fourth quarter of 2020 versus a loss of $7.8 million or $2.62 per diluted share in the fourth quarter of 2019. See note below on “Use of Non-GAAP Financial Information.”

Cash and Cash Equivalents

The Company’s cash and cash equivalents (including restricted cash) totaled $92.7 million as of December 31, 2020 compared to $66.3 million as of December 31, 2019.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $60.0 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific will webcast its fourth quarter earnings call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 20 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately two hours following completion of the call through February 25, 2021 ending at 8:00 p.m. Eastern Time/5:00 p.m. Pacific Time. The playback can be accessed by calling (888) 859-2056 or (404) 537-3406 for international callers, with passcode “4134788#” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include; Fly Wheels™, Kitten Catfe™, Perfectly Cute™, ReDo™ Skateboard Co, X-Power™, Disguise®, Moose Mountain®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a new generation of clean beauty. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that the Recapitalization transaction or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2020	2019
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$87,953	$61,613
Restricted cash	4,740	4,673
Accounts receivable, net	102,254	117,942
Inventory	38,642	54,259
Prepaid expenses and other assets	17,239	21,898
Total current assets	250,828	260,385

Property and equipment	114,045	121,821
Less accumulated depreciation and amortization	100,534	106,562
Property and equipment, net	13,511	15,259

Operating lease right-of-use assets, net	24,393	32,081
Goodwill	35,083	35,083
Intangibles and other assets, net	5,554	22,414
Total assets	$329,369	$365,222

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$79,799	$100,711
Reserve for sales returns and allowances	42,108	38,365
Income taxes payable	484	2,492
Short term operating lease liabilities	9,925	9,451
Short term debt, net	5,950	1,905
Total current liabilities	138,266	152,924

Long term operating lease liabilities	16,883	25,632
Debt, non-current portion, net	150,410	174,962
Other liabilities	8,062	5,409
Income taxes payable	947	1,565
Deferred tax liability, net	123	226
Total liabilities	314,691	360,718

Preferred stock	1,740	483

Stockholders' equity:
Common stock, $.001 par value	6	4
Additional paid-in capital	221,590	200,507
Accumulated deficit	(197,423)	(183,149)
Accumulated other comprehensive loss	(12,446)	(14,422)
Total JAKKS Pacific, Inc. stockholders' equity	11,727	2,940
Non-controlling interests	1,211	1,081
Total stockholders' equity	12,938	4,021
Total liabilities, preferred stock and stockholders' equity	$329,369	$365,222

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$128,267	$152,511	$515,872	$598,649
Less cost of sales
Cost of goods	68,277	80,916	274,867	335,450
Royalty expense	16,619	22,657	83,150	91,775
Amortization of tools and molds	1,342	2,538	8,090	12,079
Cost of sales	86,238	106,111	366,107	439,304
Gross profit	42,029	46,400	149,765	159,345
Direct selling expenses	15,703	20,767	41,590	55,103
Selling, general and administrative expenses	24,597	25,124	90,424	99,580
Depreciation and amortization	602	1,597	2,846	6,527
Intangibles impairment	-	9,379	-	9,379
Restructuring charge	-	47	1,631	341
Pandemic related charges	-	-	366	-
Acquisition related and other	-	247	-	6,204
Income (loss) from operations	1,127	(10,761)	12,908	(17,789)
Other income (expense):
Income from joint ventures	-	-	2	-
Other income (expense), net	135	(1,035)	301	(1,158)
Change in fair value of convertible senior notes	(5,022)	(2,120)	(2,265)	(5,112)
Change in fair value of preferred stock derivative liability	(2,191)	(353)	(2,815)	(353)
Loss on extinguishment of debt	-	-	-	(13,205)
Interest income	2	21	22	85
Interest expense	(4,906)	(5,381)	(21,562)	(15,935)
Loss before provision for income taxes	(10,855)	(19,629)	(13,409)	(53,467)
Provision for income taxes	454	552	735	1,912
Net loss	(11,309)	(20,181)	(14,144)	(55,379)
Net income attributable to non-controlling interests	33	112	130	169
Net loss attributable to JAKKS Pacific, Inc.	$(11,342)	$(20,293)	$(14,274)	$(55,548)
Net loss attributable to common stockholders	$(11,664)	$(20,596)	$(15,531)	$(56,031)
Loss per share - basic and diluted	$(2.55)	$(6.95)	$(4.27)	$(21.57)
Shares used in loss per share - basic and diluted	4,575	2,962	3,634	2,598

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Information (Unaudited)
Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands, except per share data)		(In thousands, except per share data)
EBITDA and Adjusted EBITDA
Net loss	$(11,309)	$(20,181)	$(14,144)	$(55,379)
Interest expense	4,906	5,381	21,562	15,935
Interest income	(2)	(21)	(22)	(85)
Provision for income taxes	454	552	735	1,912
Depreciation and amortization	1,944	4,135	10,936	18,606
EBITDA	(4,007)	(10,134)	19,067	(19,011)
Adjustments:
Income from joint ventures	-	-	(2)	-
Other income (expense), net	(135)	(165)	(301)	(42)
Acquisition related and other	-	247	-	6,204
Restricted stock compensation expense	797	996	2,303	2,868
Change in fair value of convertible senior notes	5,022	2,120	2,265	5,112
Change in fair value of preferred stock derivative liability	2,191	353	2,815	353
Loss on extinguishment of debt	-	-	-	13,205
Intangibles impairment	-	9,379	-	9,379
Bad debt write-offs (recoveries)	-	(713)	-	(713)
Unclaimed property liability (1999-2014)	-	1,200	-	1,200
Restructuring charge	-	47	1,631	341
Pandemic related charges	-	-	366	-
Adjusted EBITDA	$3,868	$3,330	$28,144	$18,896

Adjusted net income (loss) attributable to common stockholders
Net loss attributable to common stockholders	$(11,664)	$(20,596)	$(15,531)	$(56,031)
Acquisition related and other	-	247	-	6,204
Restricted stock compensation expense	797	996	2,303	2,868
Change in fair value of convertible senior notes	5,022	2,120	2,265	5,112
Change in fair value of preferred stock derivative liability	2,191	353	2,815	353
Loss on extinguishment of debt	-	-	-	13,205
Intangibles impairment	-	9,379	-	9,379
Bad debt write-offs (recoveries)	-	(713)	-	(713)
Unclaimed property liability (1999-2014)	-	1,200	-	1,200
Restructuring charge	-	47	1,631	341
Pandemic related charges	-	-	366	-
Tax impact of additional charges	13	(786)	(116)	(816)
Adjusted net loss attributable to common stockholders	$(3,641)	$(7,753)	$(6,267)	$(18,898)
Adjusted loss per share - basic and diluted	$(0.80)	$(2.62)	$(1.72)	$(7.27)
Shares used in adjusted loss per share - basic and diluted	4,575	2,962	3,634	2,598

Contacts

Gateway Investor Relations
Sean McGowan, (949) 574-3860
Managing Director
smcgowan@gatewayir.com

JAKKS Pacific
Jared Wolfson
(424) 268-9330
jwolfson@jakks.net